EXHIBIT 9(V)

                                       IVY FUND

                     ADMINISTRATIVE SERVICES AGREEMENT SUPPLEMENT

                                    Ivy Bond Fund
                                   Ivy Canada Fund
                                Ivy China Region Fund
                               Ivy Emerging Growth Fund
                                   Ivy Global Fund
                                   Ivy Growth Fund
                             Ivy Growth with Income Fund
                                Ivy International Fund
                             Ivy International Bond Fund
                           Ivy Latin America Strategy Fund
                                Ivy Money Market Fund
                                 Ivy New Century Fund

                                    CLASS C SHARES


               AGREEMENT made as of the 30th day of April, 1996, by and between Ivy Fund (the "Trust") and Mackenzie Investment
          Management Inc. ("MIMI").

               WHEREAS, the Trust is an open-end investment company organized as a Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established and designated by the Trustees of the Trust from time to time;

               WHEREAS, a separate class of shares of the Trust is offered to investors with respect to each investment portfolio;

               WHEREAS, the Trust has adopted a Master Administrative Services Agreement (the "Master Agreement") dated September 1, 1992, pursuant to which the Trust has appointed MIMI to provide the administrative services specified in the Master Agreement; and

               WHEREAS, Ivy Bond Fund, Ivy Canada Fund, Ivy China Region Fund, Ivy Emerging Growth Fund, Ivy Global Fund, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund, Ivy International Bond Fund, Ivy Latin America Strategy Fund, Ivy Money Market Fund and Ivy New Century Fund (each, a "Fund," and collectively, the "Funds") are separate investment portfolios of the Trust.

               NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

               1. As provided for in the Master Agreement, the Trust hereby adopts the Master Agreement with respect to Class C of each Fund, and MIMI hereby acknowledges that the Master Agreement shall pertain to Class C of each Fund, the terms and conditions of such Master Agreement being incorporated herein by reference.

               2. As provided in the Master Agreement and subject to further conditions as set forth therein, Class C of each Fund shall pay to MIMI a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in each Fund's Prospectus for determining net asset value per share) of the net assets of the Fund attributable to Class C during the preceding month at the annual rate of 0.10%.

               3. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to Class C of each Fund as of the date that the Registration Statement pertaining to the Class C shares, filed with the Securities and Exchange Commission on or about February 29, 1996 pursuant to Rule 485(a) under the Securities Act of 1933, first becomes effective, and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect for a period of two years from that date. Thereafter, the Agreement shall continue in effect with respect to Class C of each Fund from year to year, provided such continuance with respect to Class C of each Fund is approved at least annually by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees. This Agreement may be terminated with respect to Class C of a Fund at any time, without payment of any penalty, by MIMI upon at least sixty (60) days' prior written notice to the Fund, or by the Fund upon at least sixty (60) days' written notice to MIMI; provided, that in case of termination by a Fund, such action shall have been authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees.

               IN WITNESS WHEREOF, the Trust and MIFDI have adopted this Addendum as of the date first set forth above.

                                   IVY FUND


                                   By:  ___________________________________
                                        Michael G. Landry, President



                                   MACKENZIE INVESTMENT MANAGEMENT INC.



                                   By:  ___________________________________
                                        Michael G. Landry, President